UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 26, 2016

WINTRUST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Illinois	001-35077	36-3873352
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9700 West Higgins Road Rosemont, Illinois		60018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 939-9000
9700 W. Higgins Road
Rosemont, Illinois 60018
(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

Wintrust Financial Corporation (the "Company") held its 2016 Annual Meeting of the Shareholders on May 26, 2016. At the meeting, the Company’s shareholders (i) elected all twelve of the Company’s director nominees, (ii) approved an advisory (non-binding) proposal approving the Company’s 2015 executive compensation as described in the Company’s proxy statement, and (iii) ratified the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year 2016. The results of the vote at the meeting were as follows:

Proposal No. 1 — Election of Directors

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Peter D. Crist	41,912,484	103,923	398,565	2,043,087
Bruce K. Crowther	41,963,444	52,826	398,703	2,043,086
Joseph F. Damico	42,085,310	100,572	229,091	2,043,086
Zed S. Francis III	42,297,001	46,959	71,013	2,043,086
Marla F. Glabe	42,246,986	97,050	70,937	2,043,086
H. Patrick Hackett, Jr.	42,342,773	48,453	23,747	2,043,086
Scott K. Heitmann	42,291,255	52,103	71,616	2,043,085
Christopher J. Perry	42,344,024	47,385	23,564	2,043,086
Ingrid S. Stafford	41,911,176	57,086	446,711	2,043,086
Gary D. “Joe” Sweeney	42,340,007	50,111	24,855	2,043,086
Sheila G. Talton	42,186,236	204,729	24,008	2,043,086
Edward J. Wehmer	42,313,538	39,031	62,075	2,043,415

Proposal No. 2 — Advisory Vote on 2015 Executive Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
41,389,469	950,623	74,881	2,043,086

Proposal No. 3 — Ratification of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
43,459,987	968,216	29,854	—

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINTRUST FINANCIAL CORPORATION (Registrant)

By:	/s/Kathleen M. Boege
Kathleen M. Boege
Executive Vice President, General Counsel and Corporate Secretary

Date: May 31, 2016